EXHIBIT 24.1

                      INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Host America Corporation on Form S-3 of our report dated August 18, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Host America Corporation for the years ended June 25, 1999 and June 28, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                              /s/ DISANTO BERTOLINE & COMPANY, P.C.

Glastonbury, Connecticut
December 10, 1999